Registration No. 333-118119

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                        (Post-Effective Amendment No. 1)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           COMMUNITY BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)


          South Carolina                               57-0966962
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

              102 Founders Court, Orangeburg, South Carolina 29118 (Address of principal executive offices and zip code)

                           COMMUNITY BANKSHARES, INC.
                             1997 STOCK OPTION PLAN
                            (Full title of the Plan)

           William W. Traynham                   Copies to:
        Community Bankshares, Inc.              George S. King, Jr., Esquire
              President and                     Suzanne Hulst Clawson, Esquire
         Chief Financial Officer                Haynsworth Sinkler Boyd, P.A.
            102 Founders Court                  1201 Main Street, Suite 2200
     Orangeburg, South Carolina 29118           Columbia, South Carolina 29201
 (Name and address of agent for service)
                                                       (803) 779-3080
  (803) 535-1060
(Telephone number, including
 area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer    [ ]                Accelerated filer           [ ]
Non-accelerated filer      [ ]                Smaller reporting company   [X]
 (Do not check if a smaller reporting company)

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed, pursuant to the Company's undertaking in Part II, Item 9(3) of the original Registration Statement, for the purpose of removing from registration all 300,000 of the shares originally registered under the Securities Act of 1933 in this Registration Statement No. 333-118119 for issuance pursuant to the Community Bankshares, Inc. 1997 Stock Option Plan, as well as the indeterminate number of shares originally registered for issuance under the Securities Act of 1933 to prevent dilution in the event of stock splits, stock dividends or similar transactions with respect to shares acquired upon exercise of options pursuant to the terms of the Plan. None of the shares registered pursuant to this registration statement have been issued.

         On June 25, 2008, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with Community Resource Bank, N.A., the Registrant's wholly-owned subsidiary (the "Bank"), and First Citizens Bank and Trust Company, Inc. ("FCB"), providing for the merger of the Registrant and the Bank with and into FCB. FCB will be the surviving corporation of the merger. The merger consideration is to be paid entirely in cash. The Merger Agreement requires the Registrant, prior to the effective time of the merger, to enter into agreements with option holders providing for settlement of all options outstanding under the 1997 Plan for cash in an amount equal to the difference between the merger consideration and the exercise price of the options, and to subsequently remove from registration under the Securities Act of 1933 any shares remaining available for issuance under the 1997 Plan. In the event any options remain outstanding at the effective time of the merger, they will be cancelled and converted into the right to receive cash in an amount equal to the difference between the merger consideration and the exercise price of the options. The merger is expected to be effective on November 1, 2008. The 1997 Plan previously terminated according to its terms on March 16, 2007.

         Accordingly, the Registrant has terminated the offering of shares pursuant to the 1997 Stock Option Plan, and the Registrant hereby withdraws from registration under the Securities Act of 1933 all 300,000 of the shares originally registered pursuant to this registration statement.

                                   SIGNATURES
The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orangeburg, State of South Carolina on October 27, 2008.

                             COMMUNITY BANKSHARES, INC.


                             By: s/Samuel L. Erwin
                                 -------------------------------------
                                   Samuel L. Erwin
                                   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following person in the capacities indicated on October 27, 2008.


                              By: s/William W. Traynham
                                  ----------------------------------------------
                                    William W. Traynham
                                    President and Chief Financial Officer
                                    (Principal Accounting and Financial Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel L. Erwin, and William W. Traynham, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Post-Effective Amendment No. 1 to Registration Statement and any and all further amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on October 27, 2008.

s/Samuel L. Erwin                          Chief Executive Officer
-----------------------------------
Samuel L. Erwin

s/E. J. Ayers, Jr.                         Director
-----------------------------------
E. J. Ayers, Jr.

s/Alvis J. Bynum                           Director
-----------------------------------
Alvis J. Bynum

s/Anna O. Dantzler                         Director
-----------------------------------
Anna O. Dantzler

s/Thomas B. Edmunds                        Director
-----------------------------------
Thomas B. Edmunds

s/Charles E. Fienning                      Director
-----------------------------------
Charles E. Fienning

s/Henrietta C. Guthrie                     Director
-----------------------------------
Henrietta C. Guthrie

s/Richard L. Havekost                      Director
-----------------------------------
Richard L. Havekost

s/John V. Nicholson, Jr.                   Director
-----------------------------------
John V. Nicholson, Jr.

s/Samuel F. Reid, Jr.                      Director
-----------------------------------
Samuel F. Reid, Jr.

s/Charles P. Thompson, Jr.                 Director
-----------------------------------
Charles P. Thompson, Jr.

s/William W. Traynham                      President and Chief Financial Officer
-----------------------------------
William W. Traynham

                                           Director
-----------------------------------
Wm. Reynolds Williams

s/J. Richard Williamson                    Director
-----------------------------------
J. Richard Williamson

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